Exhibit 10.42

April 2, 2002

An Investment

In

PATH 1 NETWORK TECHNOLOGIES Inc.

[OTC:BB PNWK]

Amount:	minimum $500,000—maximum $1M US Dollars.

Securities:	Secured Convertible Debentures of 1-year term (the Debentures).

Closing Date:	April 12, 2002 and April 19, 2002

Funding:	$500,000 will be funded immediately at initial closing date, Investor has up to April 19, 2002 to tender an additional $500,000 amount.

Conversion Price:	$1.20

Coupon:	4% per annum, paid quarterly in cash or in stock, at the Company’s option.

Warrants:	100% Warrant Coverage. Warrants shall have a five-year life and a strike price equal to $1.60. The Warrants shall have a cashless exercise provision.

Registration Rights:	The Investor, representing at least 75% of the total investment hereunder, has demand Registration rights 60 days after conversion.

Anti-Dillution:	The Investor will have a right to share, pro rata, in any follow on offering other than a public offering or funding by a strategic partner.

Escrow:

Company agrees to set aside 30% of its revenues, up to the amount of the underlying Note, in order to secure the Debentures hereunder. The Escrow may be drawn down, from time to time, to the extent that it represents an amount greater than the total amount remaining due under the Debentures.

Depository:	All sums to be deposited hereunder shall be wired, after confirmation to Path 1, to the following:

	Beneficiary Acct. # Beneficiary: Beneficiary Bank: PO Box 7585, 1118ZH, Swift Code:	58.41.66.311 Path 1 Network Tech CV. ABN AMRO Bank NV. Schiphol Airport, The Netherlands ABNANL2A

Board Approval:	The above terms are subject to the Company’s Board approval.

The parties hereby acknowledge, by their signatures below, their mutual agreement to the above terms and conditions. The parties agree that this term sheet, together with the underlying Subscription Agreement and debenture document to be supplied, is a binding instrument and shall be supplemented only to such extent as the Parties may require to assure compliance with U.S. securities regulations. The Investors represent that they are current investors in Path 1, that they are accredited individuals or entities as contemplated under the Securities Act of 1933, as amended, and that the investment is made on the basis of an unsolicited offer. Each investor making an investment hereunder shall execute this document.

Investor(s)		Path 1 Network Technologies

By:	/S/ JOCHEN DABELSTEIN	By:	/S/ RICHARD B. SLANSKY
	Name: Blutenweg 15 Title: 68789 St. Leon-Rot		Name: Richard B. Slansky Title: CFO

Amount of Investment: U.S.$10,000

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